Exhibit – 10.7

AMENDMENT TO STOCK OPTION AGREEMENTS

ESTABLISHING POST-EMPLOYMENT EXERCISE PERIODS

FOR CERTAIN VESTED OPTIONS

THIS AMENDMENT (“Amendment”) to your Stock Option Agreements is made by and between Sypris Solutions, Inc. a Delaware corporation located at 101 Bullitt Lane, Suite 450, Louisville, KY (“Company”) and the undersigned Optionee (“you” or “your”), effective as of April 25, 2005.

1.	“Agreements” are the stock option agreements which govern Amended Options.

2.	“Amended Options” are all stock options issued to you under the Plan, excluding: a) options granted on April 7, 1997 at Option Prices of $4.24 or on February 27, 2001 at Option Prices of $6.25, or b) options remaining unvested on May 13, 2005.

3.	“Plan” is the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees.

4.	The Agreements are each amended to delete the termination of your employment as an event which triggers the Expiration Date of any Amended Option.

5.	The Expiration Date of Amended Options granted on March 22, 1996 or on April 28, 1998 is amended to be no later than March 14, 2005.

6.	All other capitalized terms herein shall have the meanings given to them in the Plan or the Agreements, whether originally capitalized in such documents or not.

IN WITNESS WHEREOF, the parties have executed this Amendment in duplicate to be effective as of the date first above written.

SYPRIS SOLUTIONS, INC.		OPTIONEE

By	/S/ JEFFREY T. GILL	/S/ DAVID D. JOHNSON
Jeffrey T. Gill		David D. Johnson
President & CEO